Exhibit 99.1

March 11, 2025

To the Stakeholders of Steel Partners Holdings LP:

As we reflect on our journey since first going public in 2011, we are reminded of the remarkable transformation and growth that Steel Partners has undergone. We have evolved from a private investment partnership into a diversified global holding company with a robust portfolio of businesses. Our commitment to innovation, operational excellence, and strategic acquisitions has driven our success, enabling us to deliver consistent value to our stakeholders. Over the years, we have expanded our footprint, enhanced our capabilities, and built a resilient organization that thrives in an ever-changing market.

We have acquired multiple public and private companies in their entirety, such as Handy & Harman, JPS Composite Materials, SL Industries, Steel Excel, WebBank, DGT Holdings, Dunmore, and Steel Connect. By acquiring these businesses, we were able to remove redundant management layers realizing substantial cost savings and creating value for our stakeholders.

Over the past two years, we have diligently worked through each of our businesses using the Steel Business System which included data analytics to review profitability by plant, product, and customer, the sum of the parts, capacity utilization, as well as the 80/20 method. Our strategic focus has allowed us to identify and capitalize on our core strengths, streamline operations, and drive efficiency. The Steel Business System (SBS) has been instrumental in our journey, emphasizing lean manufacturing principles, Six Sigma methodologies, and continuous improvement. By fostering a culture of collaboration and best practice sharing, we have achieved significant enhancements in our operational performance and key metrics.

Our balance sheet reflects our prudent financial management, as we have used our cash flow to pay down debt, fund our pension, and repurchase common and preferred units. Our performance underscores our ability to navigate a complex economic landscape while maintaining our focus on long-term value creation.

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STEEL CONNECT

In November 2024, Steel Partners owned over 90% of the outstanding common stock. In January 2025, Steel Partners completed the acquisition of the remaining shares, resulting in Steel Connect becoming an indirect, wholly owned subsidiary of Steel Partners. ModusLink, a division of Steel Connect, is now a standalone business unit within Steel Partners.

FINANCIALS

For the year ended December 31, 2024, Steel Partners’ revenue increased to $2 billion, compared to $1.9 billion in 2023. Income before income taxes and equity method investments was $223.5 million, compared with $161.2 million in 2023. Net income attributable to the Company’s common unitholders for the year was $261.6 million, or $11.38 per diluted common unit, compared with $150.8 million, or $6.43 per diluted common unit in 2023. We report our financials on a GAAP basis, as required by the SEC, which could vary significantly from real cash earnings.

Steel Partners generated $303 million of adjusted EBITDA* in 2024, compared to $240.6 million in 2023.

As of December 31, 2024, total debt was $119.7 million and net cash*, which includes cash and investments less total debt, pension liabilities and preferred unit liabilities, totaled $62.2 million, an increase of $5.9 million, compared to December 31, 2023.

The book value per unit was $59.36 on December 31, 2024, compared to $45.01 as of December 31, 2023.

As of December 31, 2024, the Company’s net pension liability was $10.5 million, down from $46.2 million in 2023. In 2024, the Company contributed $10.2 million in cash into the pension plan.

In 2024, the Company purchased 2,360,634 common units for an aggregate purchase price of $109.4 million.

From January 1, 2025 through March 3, 2025, the Company repurchased 1,999 common units for $0.08 million. Since 2016, we have purchased 10,171,253 million units for $273.9 million at an average price of $26.93/common unit.

From January 1, 2024 through March 3, 2025, we have repurchased 589,693 preferred units for $14.4 million at an average price of $24.47/preferred unit.

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BUSINESS UNIT UPDATES

For SEC reporting purposes, we manage Steel Partners through four business segments: Diversified Industrial, Energy & Sports, Supply Chain, and Financial Services. Steel Partners has approximately 5,200 employees in 90 locations in 18 countries.

Dunmore, www.dunmore.com, is a global leader in developing and manufacturing performance-coated, laminated, metalized films and other highly engineered materials. Serving diverse industries such as Aerospace, labels/graphics, imaging materials, solar, building materials, and specialty packaging, Dunmore continues to provide innovative solutions that meet its customers’ unique needs.

Ronn Cort joined Dunmore as President in September 2022. Previously, Ronn served as President of SEKISUI KYDEX, the engineered polymers division of SEKISUI Chemical. Under Ronn’s leadership, Dunmore has sharpened its focus on strategic growth and operational excellence while fostering an empowered workforce dedicated to innovation and continuous improvement.

In 2024, Dunmore achieved record profitability, driven by margin expansion and volume growth in its North American operations. While aviation volumes reflected the broader U.S. commercial aircraft market slowdown, strong demand in space launch applications drove aerospace revenue and profitability growth. The launch of five new Dunmore-branded products and the realignment of the business development team toward strategic growth markets contributed to double-digit revenue growth. Despite challenging market conditions, the European business made meaningful progress in its restructuring efforts, focusing its resources on high-value segments.

Looking ahead to 2025, Dunmore is advancing a comprehensive digital transformation and operational excellence strategy. Reinvestments in key technology upgrades, automation, and data-driven processes are expected to pave the way for sustained growth. We expect these efforts to enable the company to deliver exceptional value to customers and stakeholders strengthening its strategic market position.

HandyTube, www.handytube.com, is a premium manufacturer of seamless tubing products for use in some of the most demanding performance environments. Traditionally serving the oil & gas and life sciences markets, HandyTube has successfully transitioned into a leading provider of tubing solutions for Aerospace applications.

Steve Petrides joined the company as President at the end of 2023 and just completed his first full year of service. For 2025, Steve is leading the organization through the operational and market transformation necessary to support long-term, sustainable growth.

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HandyTube achieved a successful operational turnaround by improving plant throughput, eliminating the backlog of past-due orders, reducing inventory balances, and improving on time deliveries. These improvements resulted in record top and bottom-line performance. Additionally, HandyTube achieved AS9100 certification, underscoring a continued commitment to quality. These achievements were made possible by the hard work and dedication of the HandyTube team, who embraced the spirit of Steel Partner’s “Commit to Win” philosophy and the Steel Business System.

HandyTube’s customers have responded positively to these changes, opening opportunities for additional market share in desirable segments. With a strong operational foundation and excellent quality, HandyTube is well-positioned for continued, high-value growth in Aerospace and our other core markets. Aerospace sales now account for almost half of HandyTube’s total revenues.

Indiana Tube Corporation (ITC), www.indianatube.com, is a manufacturer of low-carbon mechanical-grade welded steel tubing used in essential industries worldwide. ITC products are used in various premium fluid transfer applications for Automotive, large Trucks, Heavy Equipment, Oil and gas, Agriculture, Heating and Air, Refrigeration, and Specialty Fabricator Industries.

Ron Hawkins is the President of Indiana Tube and has been in leadership roles in the business since 2006.

In 2024, ITC experienced significant reductions in the Automotive and Agriculture market segments due to economic conditions and the fallout from the UAW strike. Despite the related market impact, ITC maintained good EBITDA margins, driven by new sales volume and continuous improvement actions using the Steel Business System.

ITC is positioned for growth in 2025 with the addition of 16 new customer accounts in 2024, which are expected to drive organic growth with minimal investment. Additionally, ITC is expanding its product offerings in the HVAC/R Lineset market with ALT-Line® refrigeration tubing products designed to displace high-priced copper tubing.

JPS Composite Materials, www.jpscm.com, is a leading AS-9100 manufacturer of high-strength composite reinforcement fabrics used in Aerospace and diverse industrial segments, supporting civilian, military, and space applications.

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Keith Bendyk has been a dedicated leader at JPS for 24 years, serving as President and CEO for the past three years. Under his leadership, JPS has consistently strengthened top-line revenue and bottom-line profitability while fostering a culture of continuous improvement and employee engagement. Keith has been deeply committed to enhancing the company culture, with a strong focus on supporting and recognizing the contributions of the hourly workforce. Key initiatives, such as enhanced training programs and competitive compensation adjustments, have positioned JPS as an employer of choice in its local markets, leading to a 40% reduction in employee turnover in 2024.

Despite industry challenges in 2024, including reduced aerospace build rates and an industrial slowdown driven by increased imports, JPS successfully met its performance goals. The company remains focused on driving operational efficiencies, strengthening supply chain resilience, and strategically positioning itself for future growth opportunities.

Kasco, www.kasco.com, is a global leader in designing and manufacturing precision cutting products, servicing customers in the food processing and wood cutting industries. Our cutting-edge products include band saw blades, meat grinder plates, knives, and cutlery. In addition, Kasco has a nationwide network of skilled technicians providing on-site support for commercial food equipment, repair parts, preventative maintenance, butcher supplies, and seasoning to grocers, meat, seafood, deli, and bakery departments.

In 2024, Mike Schutter stepped in as Interim President, stabilizing the business, putting it on track, and growing profitability. I want to thank Mike for going above and beyond for Steel Partners. Mike played a crucial role in helping to select our new President, Ryan Lepp, and ensuring a smooth hand-off. Ryan has a background in business development, strategic deployment, and change management, which he utilizes to deliver growth and profitability.

Lucas Milhaupt, www.lucasmilhaupt.com, is a global leader in brazing. Since 1942, Lucas Milhaupt has developed innovative metal joining solutions for industrial original equipment manufacturers to improve process efficiencies, quality, and safety. We primarily serve the aerospace, automotive, power generation, electronics, energy, HVAC, and appliance markets.

John Ashe continues to serve as President & CEO, while Greg Simpson transitioned into the role of COO to support the business.

Lucas remains committed to longer-term investments designed to drive high growth rates, including the relocation to a new manufacturing facility near Milwaukee, WI, the implementation of a new ERP system, efforts to boost business performance to serve our customers better, and enhancing our capabilities through upgrading and modernizing our manufacturing equipment. Lucas is also working to insource refining activities and integrate SIOP and 80-20 to optimize performance further. Successful execution of these initiatives is expected to drive healthy growth in sales, profitability, and cash flow.

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ModusLink, www.moduslink.com, was a wholly owned subsidiary of Steel Connect and now is a wholly owned subsidiary of Steel Partners Holdings. ModusLink provides supply chain and eCommerce solutions to customers in a diverse range of industries, including semiconductors, consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, therapeutic devices, retail and luxury, and connected devices.

Fawaz Khalil has served as President & CEO since June 2020. ModusLink continues to produce improved revenue and profit by increasing its share of wallets at existing large accounts and securing new, profitable businesses with more enormous annual revenues. In 2024, ModusLink achieved volume growth with its most strategic customers across all geographic regions. ModusLink also began kitting & assembly, fulfillment, cross-docking, and materials management for a major semiconductor manufacturer’s European distribution business in the Netherlands.

ModusLink leverages continuous improvement and lean principles in executing its strategic plan and daily management, delivering increased profitability and cash flow.

MTE, www.mtecorp.com, is a leader in power-quality electromagnetic products for various critical industries, including oil and gas, HVAC, data centers, medical imaging, and industrial manufacturing. MTE’s solutions enable more resilient operations, maximize equipment uptime, and minimize damaging electrical pollution. MTE is headquartered in Milwaukee, WI, and has two manufacturing plants in Mexico—Mexicali and Tecate.

Ahsan Javed has been President of MTE since March 2022 after serving as VP of Marketing. Previously, Ahsan held leadership roles with firms across Aerospace & defense, medical devices, and semiconductors.

In 2024, MTE focused on the targeted growth markets of Oil & Gas, HVAC, and data centers. Notably, persistent demand for AI-based data centers and their increased cooling requirements increased sales by 224% Year-over-year – a trend that is expected to persist for the next 3-5 years. With a focus on core values and a growth mindset, MTE was awarded a Top Workplace in 2024 based on an employee survey, ranking #42 out of 85 in the small business category. This was the first time the company had received this distinction.

MTI, www.mtimotion.com, designs and manufactures an innovative portfolio of custom, precision motion-control products, and solutions, including high-performance motors, drives, and controllers, as well as windings, gears, and ball screws for the aerospace, defense, and industrial industries globally. MTI continues to execute its strategic and tactical plans to realize its vision “to be the #1 preferred supplier for engineered precision motion control solutions for the most challenging environments.”

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Pat O’Brien has served as President since 2024, bringing experience from his previous role at Aero Fluid Products. With 25 years of expertise in Operations and P&L Leadership, Pat has led diverse international businesses across industries such as aerospace and defense, automotive, and medical.

In 2024, the team saw the results of focusing on driving the business with clear expectations, communication, people, processes, and cadence to deliver improved performance for our customers and unitholders. The team delivered solid year-over-year improvements in the business while surpassing our 2024 financial objectives. As the transformation takes hold, we continue to see additional opportunities which we believe will service our customers better and profitably grow the business in 2025 and beyond.

MTI remains committed to serving its customers. On-time deliveries are improving, and our new metrics and business processes deliver more substantial and predictable performance. Specific challenges this year include overcoming ongoing supply chain issues on a defense program, executing with our cross-functional business unit team structure, and continuing to drive process discipline, cost improvements, and productivity. The MTI management team focuses on delivering the highest-performance, world-class motion-control products and solutions to the defense, aerospace, and industrial markets.

OMG, www.omginc.com, is a leading U.S. manufacturer and global supplier of specialty fasteners, adhesives, tools, and related products for the commercial and residential construction markets. These products are sold through multiple channels, including private label, distribution, home centers, and lumberyards. OMG excels as a high-performing manufacturer with a culture built on safety, people development, continuous improvement, collaboration, and respect. OMG’s strength lies in innovation and its ability to couple deep customer intimacy and market expertise with leading engineering talent to develop and introduce new products that enable customers to outperform.

John Ashe completed his first full year as President and CEO of OMG. John has rebuilt the executive leadership team and strongly emphasized growing the company’s core businesses through innovation and increased customer intimacy. Financially, the company performed well in 2024, with increased sales and profits driven by a commitment to operational excellence and lean principles.

OMG’s outlook for 2025 is positive. Forecasts for new construction and decking are solid, and FastenMaster is poised to meet demand and continue its growth trajectory through innovation and strong service levels. Roofing Products is focused on strategies to retain its position as a market leader by introducing key new products and growing share through value add.

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Steel Energy, www.steelenergyservices.com, provides well servicing rigs for workover & completion, well logging & pump-down perforating, and well testing & flow-back operations in the Bakken and Permian basins.

Under President Stewart Peterson’s leadership since 2016, Steel Energy has cultivated a workforce that serves as its primary competitive differentiator. The company’s people-first approach emphasizes comprehensive training, career development, and a culture of safety and quality that empowers employees to deliver superior service. This focus on human capital development has created a skilled, experienced team capable of executing complex, well-servicing operations with precision and reliability.

Steel Energy experienced a moderate downturn in activity levels in 2024, primarily driven by extensive merger and acquisition activity among Top-Tier Oil and Gas operators. This consolidation wave temporarily impacted operational tempo throughout the year as newly merged entities optimized their combined asset portfolios and rationalized their service provider relationships.

Steel Sports, www.steelsports.com, is a social impact organization built on its Kids First philosophy and dedicated to teaching life lessons and building character through youth sports. Steel Sports drives the purpose and mission of Steel Partners and builds the culture across our organization.

We created Steel Sports in 2011 to have a positive social impact by making better athletes and people and keeping kids engaged in sports programs as participation rates declined.

Early on, we developed our Steel Sports Coaching System – The Lasorda Way, to formalize the teachings of the late baseball legend and Hall of Fame manager Tommy Lasorda, and it remains our guiding light today. Coaching “The Lasorda Way” provides kids with a positive and fun environment, an essential part of keeping them in sports to gain the character traits and lessons that will make them successful in all walks of life. The goal of having a child participate on a team is to help develop empathy, kindness, inclusion, perseverance, and resilience. Building future leaders with grit and a growth mindset creates a brighter future for us all. We aim to be the gold standard in youth sports and teach our Core Values of Teamwork, Respect, Integrity, and Commitment.

Martin Brown has been President and CEO of Steel Sports since June 2020, and he has 23 years of experience in the industry. Martin and his leadership team are focused on growing Teams in current and new regions nationwide, rolling out leadership and character-driven programs to develop kids off the field, and launching The Lasorda Way app and platform to increase the reach and impact more organizations, coaches, and athletes.

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In 2024, Steel Sports positively impacted nearly 100,000 kids and told this story to over 100,000 followers on social media, with a reach of over 5.8 million impressions, a 70% increase from 2023. Steel Sports closed two underperforming soccer regions, opened a new baseball region in McKinney (TX), and completed a successful first year of a groundbreaking partnership with the Italian Baseball and Softball Federation. The first phase of the new The Lasorda Way app and platform was completed, and the organization was set up to spread the Steel Sports methodologies and philosophies worldwide.

Over 20,000 kids benefitted from the Steel Sports Coaching System in 2024, including 3,000 on Steel Sports teams. Steel athletes demonstrate a growth mindset at a higher level than their peers, as well as core mental health competencies. 19% of Steel Sports high school graduates will play a sport in college, whereas the national average is 7%. 87% of Steel Kids report feeling more happiness and less worry when playing Steel Sports than most other activities. Steel Kids list character development as a top reason why they join a Steel team

Our athletes, coaches, and families are stewards in their communities, giving selflessly their time and donating items to those in need. Steel Sports’ impact totaled 14,000 community service hours and over 15,000 items donated, including meals, sports equipment, school supplies, toys, and more.

For the fourth year, Steel Partners employees were engaged in the Steel Sports Coaching System teachings, which apply to business, life, and sports. Steel Sports awarded over $130,000 in sponsorships to organizations where the coaches completed the Foundations of Positive Coaching or equivalent course, impacting over 14,000 kids and 95 Steel Partners employees coached in their community.

WebBank, www.webbank.com (“the Bank”) is a Utah chartered Industrial Bank headquartered in Salt Lake City, Utah. Since its founding in 1997, when Steel Partners invested $3.5 million for 90% of the initial shareholders’ equity, the Bank has grown into a thriving financial institution with a diversified customer and product base, an innovative mindset, and a consistently profitable business model. Since its inception, the Bank has originated and funded over $218 billion in consumer and commercial credit products, empowering millions of individuals and small businesses with affordable credit solutions. As “The Bank Behind the Brand®,” WebBank is a national consumer and small business credit product issuer through its Strategic Partner platforms. These include partnerships with leading retailers, manufacturers, finance companies, software-as-a-service providers, and financial technology companies. The Bank remains a pioneer in digital lending, advancing innovation through embedded finance solutions with Strategic Partners.

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Jason Lloyd joined WebBank in 2008, bringing over 25 years of experience in banking and financial services. Throughout his career, Jason has held key roles at prominent organizations such as CIT Group (CIT Bank) and Mitsubishi Corporation, where he gained extensive expertise in the industry.

Jack Howard is the Executive Chair, and he oversees The Bank.

The Bank offers a full suite of banking services, including consumer and commercial loans, revolving lines of credit, credit cards, private-label card issuance, auto refinancing, and deposit products. The Bank also provides asset-backed lending and other credit facilities to Strategic Partner platforms, credit funds, and specialty finance lenders.

Additionally, the Bank is a leading provider of commercial insurance premium finance products through its wholly owned subsidiary, National Partners.

WebBank is proud to be recognized for its exceptional workplace culture. In 2024, the Bank was named one of Glassdoor’s Best Places to Work for the second consecutive year, ranking second among 50 small to medium-sized companies. Unlike other workplace awards, this honor is based entirely on employee feedback about job satisfaction, work environment, and employer.

In 2024, for the second year in a row, the Bank was also named an American Banker Best Place to Work in Fintech, earning the 9th spot among 40 distinguished companies. These accolades reflect its commitment to fostering a positive, supportive, innovative workplace.

The Bank continues to deliver strong financial results underpinned by strategic growth initiatives. In 2024, the Bank achieved total revenue of $454.2 million and pre-tax income of $114.1 million. Total equity grew by 10.1%, rising to $379.2 million from $344.3 million in 2023.

WebBank’s financial strength is evident in its robust returns, with a pre-tax return on equity of 32.1% and a pre-tax return on assets of 5.2% in 2024. As of December 31, 2024, total assets reached $2.11 billion, and the Bank’s Tier 1 leverage ratio increased to 17.9%.

The Bank also expanded its Strategic Partner platforms and launched numerous new products with existing partners, driving revenue stream diversification and reinforcing its embedded finance leadership.

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THE STEEL WAY

The Steel Way is the foundation of our culture and the driving force behind our success. It encompasses our Core Values of Teamwork, Respect, Integrity, and Commitment, our Kids First purpose, and our dedication to providing quality products for our customers and value for our unitholders. By embracing these principles, we have created a strong, positive culture that fosters collaboration, continuous improvement, and a commitment to excellence. The Steel Business System (SBS) is integral to The Steel Way, embodying our commitment to lean manufacturing principles, Six Sigma methodologies, and continuous improvement. The SBS drives efficiency, quality, and value creation across our organization. The Steel Way guides our actions and decisions, ensuring that we remain focused on delivering long-term value to our stakeholders and making a positive impact on the communities we serve.

Kids First Purpose: Our philosophy is Kids First. Since 2011, when we founded Steel Sports inside Dodger Stadium, our mission has been to forge a path of success for the next generation by putting kids first, instilling values, building character, and teaching life lessons through sports.

We are committed to providing opportunities for all employees to participate in their local communities by offering flex-time for coaches, sponsoring teams that employees coach, and sponsoring teams where employees’ children and grandchildren participate. All Steel Sports coaches are provided with training. This year, we had 71 employees coach a team, and our sponsorships positively impacted 14,100 children.

Our ultimate goal is to have kids participate on a Steel Sports team and learn our core values and culture. We would then like them to join us as interns and employees and eventually as future leaders in our company to perpetuate our core values and culture.

Core Values: At Steel Partners, we define ourselves by our Core Values of Teamwork, Respect, Integrity, and Commitment. These values and principles apply on and off the field, bringing us together with our co-workers, families, and communities.

For the fourth year, we have asked employees to nominate another employee who embraces our Core Values. In 2024, we had 3625 nominations. The overall number is impressive, but what our employees have to say about one another is a testament to their dedication to our customers, partners, and all stakeholders. Here are just a few examples:

●	Teamwork nomination for a Lucas Milhaupt employee: “Is always willing to fill the role needed in the department even when that role falls outside the scope of his standard duties, lends his expertise in the department to help any team members that need assistance.”

●	Respect nomination for an IndianaTube employee: “Has valued my input and treated me with respect ever since I have started working here. He has allowed me to express my opinions or concerns and never made me feel like my input was not valued or needed.”

●	Integrity nomination for an MTE employee: “Is a great example of Integrity. He is one of the people who is trusted always to do the right thing to achieve collective success regardless of their convenience. A round of applause for a great and inspiring colleague!”

●	Commitment nomination for a JPS employee: “Is committed to do whatever the team needs. She keeps track of a lot of our paperwork and has made multiple trips between the two plants, delivering essential machine parts or products so the plants can continue to run and produce.”

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Steel Business System: The Steel Business System (SBS) is integral to the company’s operations. SBS incorporates lean principles and operational excellence across all business units to enhance customer service, improve efficiency, and deliver stakeholder value. This system ensures consistent performance and strategic alignment throughout the organization

In 2024, we recommitted ourselves to the principles of lean manufacturing, focusing on improving inventory turns, on-time delivery, and revenue per employee. Our teams conducted weekly kaizen events across all operations, from the manufacturing floor to the back office, fostering a culture of continuous improvement and collaboration. These initiatives have led to significant enhancements in our operational performance, enabling us to deliver superior value to our customers and stakeholders.

A key component of the SBS is the training and development of our employees. In 2024, we implemented a state-of-the-art learning management system (LMS) that provides our lean training manual to all employees, utilizing artificial intelligence to personalize and enhance the learning experience. This LMS ensures that all employees have access to consistent and comprehensive training on lean manufacturing principles, empowering them to identify and implement process improvements, driving efficiency and reducing waste across the organization.

The SBS has been instrumental in our strategic growth initiatives. By leveraging lean principles, we have optimized our operations, reduced costs, and improved our competitive position in the market. Our focus on operational excellence has enabled us to navigate complex economic landscapes and deliver consistent, profitable growth. In 2024, we saw significant improvements in our key performance metrics, including increased inventory turns and enhanced on-time delivery rates.

The SBS fosters a culture of collaboration and best practice sharing across our business units. Our operational excellence monthly reviews bring together teams from different departments to learn from each other, create standards, celebrate successes, and address challenges. This collaborative approach has been critical in driving continuous improvement and achieving our strategic objectives.

As we look ahead to 2025, we remain committed to the principles of the Steel Business System. We will continue to invest in employee training, process optimization, and strategic growth initiatives. Our dedication to lean manufacturing and continuous improvement will drive our success, enabling us to deliver exceptional value to our customers and stakeholders.

SteelGrow: The SteelGrow initiative is the foundation for employee engagement, talent attraction, and talent development. Our goals are to identify high-performing employees and provide development opportunities within their respective lines of business across our vast portfolio while continually upskilling talent at all levels.

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We recently launched a new pipeline strategy, Steel Players-2-Steel Partners. This program will create a streamlined process for all players from Steel Sports to apply for internships and other available positions. We are committed to a long-term strategy for growing talent in the organization. The players in our program deeply understand our Core Values and the coaching fundamentals that support better leadership and excellent retention. Leaders across our portfolio are encouraged to take our Foundations of Positive Coaching course and advanced Steel Sports level training, elevating the impact of new Steel Players transitioning into Steel Partners in the workplace.

Over the past several years, we have significantly invested in HR technology. These investments have streamlined HR operations, enabling us to focus more on employee engagement, development, recognition, and reward. We extended the technology beyond a fully integrated human capital management system to include a Learning Management System, a Reward & Recognition platform, and an Employee Engagement tool. These platforms allow us to scale our HR initiatives and measure key successes.

Steel Grow University, our Learning Management System, launched at the end of Q3 2024. This system provides our employees (learners) access to market-curated and locally curated content. Since its inception, over 3,000 courses have been completed, covering business/job skills, management skills, knowledge transfer, safety training, and alignment with our code of conduct.

By investing in these areas, we have gained greater visibility across our organization into our ‘most valuable competitive advantage, our people.’ Steel Grow provides enhanced employee growth and development opportunities, including the ability to move across our various business units and geographies through lateral moves and promotions.

By embracing our core values of TEAMWORK, RESPECT, INTEGRITY, and COMMITMENT, we have made this progress possible as a unified team, and we can be incredibly proud of what we have achieved together.

Town Halls: Our Annual Town Halls are a critical platform for engaging with our Business Units, offering comprehensive lectures highlighting the core principles upon which our company is built. These events are designed to deepen understanding of our Kids First Purpose while reinforcing the foundational values that define our culture: TEAMWORK, RESPECT, INTEGRITY, and COMMITMENT. Through direct engagement with our Business Units across various regions, we ensure that every employee comprehends their essential role in supporting the company’s mission and contributing to its ongoing success.

In 2024, we were honored to welcome Robbie Earle, former Premier League football star, to our team. Robbie’s involvement brought a distinct and motivating element to the Town Halls. Robbie’s presence was pivotal in energizing and connecting with employees when traveling to multiple Business Units in countries such as Germany, France, and others. His extensive experience in high-performance environments, coupled with his unwavering commitment to teamwork and perseverance, deeply resonated with our teams and reinforced our core values in a powerful and impactful manner.

Interns: We had approximately 80 interns across our businesses in 2024. We continued to offer both a mix of in-person and remote interns. We hosted an Intern Capstone event where 70 of our interns gathered to hear Nancy Lieberman deliver our town hall focused on our core values, interact with our businesses at the first Steel Partners career fair, tour both MTE in Menomonee Falls, Wisconsin, and Lucas-Milhaupt in Cudahy, Wisconsin, as well as a take in a Brewers game at American Family Field. The highlight was having our interns participate in our Kids First multi-sport camp, playing rugby, kickball, cricket, and ultimate frisbee.

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STRATEGIC INVESTMENTS

We continue to look for both stand alone and bolt on acquisitions to our existing businesses and have also invested in numerous public companies that we felt we could add strategic value to over time.

DMC Global (Nasdaq: BOOM): is a leader in performance-coated, laminated, and metalized films. The company has several subsidiaries, including Arcadia, which supplies architectural building products; DynaEnergetics, which provides oil and gas well completion solutions; and NobelClad, specializing in metal cladding solutions.

In May 2024, Steel Partners offered to acquire all outstanding shares of DMC for $16.50 per share in cash. In September 2024, we proposed acquiring DynaEnergetics and NobelClad for $185 to $200 million in cash, along with DMC stock. In November 2024, we also proposed to purchase preferred stock to enable DMC to acquire the remaining 40% of Arcadia. The board of directors at DMC Global has rejected each offer. Since our original offer, the Chairman of the Board has resigned, the CEO resigned, and one of the board members, Jim O’Leary, stepped in to become Executive Chairman and Interim CEO. In addition, the Arcadia business has had three interim presidents in less than a year. We amended our bid to acquire the entire company at $10.18/share, which has since been rejected by the board. We continue to monitor the situation, and DMC Global has since published a 2025 forecast which shows growth in earnings in each of their business units.

Currently, Steel Partners owns approximately 9.75% of DMC Global.

XP Power (XPP: GB), is a leading provider in the power solutions sector, specializing in the design and supply of essential power control components. The company serves various industries, including industrial, healthcare, and technology, offering a wide range of products such as power converters and power supplies to meet critical power needs.

Steel Partners has been active in the power sector since 1993 with deep understanding of the industry.

We were contacted by XP Power and their advisors to see if we would participate in a share offering where the company was raising £40 million. After speaking with the management team and their advisors, we decided to buy additional shares of the company. We are delighted to have been invited by the company and the management team and believe that we can add significant value to XP Power and help them to create significant value in the future.

Currently, Steel Partners owns approximately 7.66% of the company.

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Green Dot Corp (NYSE:GDOT), is a financial technology company and a registered bank holding company that provides various financial services, including prepaid debit cards, mobile banking, and money transfer solutions. The company aims to offer consumers and businesses tools to manage and transfer money seamlessly, making financial services more accessible and empowering users to take control of their financial well-being.

Steel Partners has been active in the fintech industry since 1997.

We have been following Green Dot for over a decade. With the significant share price decline, we decided to invest since we know the company well based on our long-standing participation in the banking industry.

Currently, Steel Partners owns approximately 5.56% of the company.

CLOSING REMARKS

As we look ahead to 2025, we remain committed to our strategy of creating long-term value for our stakeholders. We will continue to focus on operational excellence, strategic growth, and disciplined capital allocation. Our dedication to the Steel Business System will drive continuous improvement across our operations, enhancing efficiency and delivering superior customer value.

We intend to continue to make strategic investments in public and private companies through structured investments and purchasing shares of listed companies in the US Europe, Asia, where there could be strategic fits or joint venture opportunities, and where we believe we can create value over long periods of time.

We remain deeply committed to our Kids First purpose, which guides our efforts to positively impact the next generation through sports and community engagement. By fostering a culture of character and leadership, we aim to build a brighter future for our communities and our company.

Thank you for your continued support and commitment. Together, we will navigate the challenges and seize the opportunities that lie ahead, ensuring that Steel Partners remains a leader in innovation, resilience, and value creation.

Respectfully,

Warren G. Lichtenstein

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Forward-Looking Statements

This annual letter and the press release contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP’s current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions. These forward-looking statements are only predictions based upon the Company’s current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2024 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: disruptions to the Company’s business as a result of economic downturns; the significant volatility of crude oil and commodity prices; the effects of rising interest rates; the Company’s subsidiaries’ sponsor defined pension plans, which could subject the Company to future cash flow requirements; the ability to comply with legal and regulatory requirements, including environmental, health and safety laws and regulations, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation (“FDIC”) status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company’s senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company’s business strategy to make acquisitions; the impact of losses in the Company’s investment portfolio; the Company’s ability to protect its intellectual property rights and obtain or retain licenses to use others’ intellectual property on which the Company relies; the Company’s exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company’s profitability; a significant disruption in, or breach in security of, the Company’s technology systems or protection of personal data; the loss of any significant customer contracts; the Company’s ability to maintain effective internal control over financial reporting; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships among us and affiliates of the Company’s Executive Chairman; the Company’s dependence on the Manager and impact of the management fee on the Company’s total partners’ capital; the Company’s ability to comply with the listing standards of the New York Stock Exchange; the impact to the development of an active market for the Company’s units due to transfer restrictions and other factors; the Company’s tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company’s results. Any forward-looking statement made in this annual letter or the press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

*Non-GAAP Financial Measurements

The financial data contained in this letter includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission, including “Adjusted EBITDA” and “Net Cash.” For definitions and reconciliations to the nearest GAAP measure, see our press release issued on March 11, 2024 at https://ir.steelpartners.com/press-releases.

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